UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 18, 2011

ZST DIGITAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34488	20-8057756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Tongbo Street, Boyaxicheng Second Floor
Zhengzhou City, Henan Province
People’s Republic of China 450007

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 371-6771-6850

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2011, ZST Digital Networks, Inc. (the “Company”) appointed Henry H. Ngan as its new Chief Financial Officer.  Mr. Ngan replaces John Chen, who resigned on March 18, 2011.

Henry H. Ngan, 37, served as the Chief Financial Officer of Hong Kong Highpower Technology, Inc. from February 2009 to January 2011.  Prior to that, Mr. Ngan served as Vice President and Senior Equity Analyst at Brean Murray Carret & Co. in New York City from July 2008 to 2009.   Mr. Ngan also served as an Equity Research Analyst at Buckingham Research Group in New York from June 2004 to January 2008 and at Robotti & Company from October 2002 until June 2004.  Mr. Ngan received a bachelor’s degree in Accounting from the University at Albany, State University of New York in 1995 and an MBA in Finance and Information & Communication Systems from Fordham University in 2004.  Mr. Ngan is a Certified Public Accountant in the State of New York.

On March 18, 2011, the Company entered into an employment agreement with Mr. Ngan regarding his employment by the Company as its new Chief Financial Officer (the “Employment Agreement”), effective as of March 18, 2011 (the “Effective Date”).  Pursuant to the Employment Agreement, Mr. Ngan will be entitled to an annual base salary of US$180,000, as well as reimbursement for reasonable business related expenses.  The initial term of the employment agreement will be 24 months, with an automatic 12-month extension, unless either party provides 30 days written notice of termination prior to the expiration of a term.   In the event the Company terminates the employment of Mr. Ngan for death, disability, or for Cause, as defined in the Employment Agreement, the Company will pay Mr. Ngan the amount of his salary that is earned but unpaid, if any, due under the Employment Agreement as of the date of termination.  If the Company terminates the employment of Mr. Ngan for any reason except for death, disability or for Cause, Mr. Ngan will also be entitled to a severance payment in an amount equal to three months of his salary.

In accordance with the terms of the Employment Agreement, Mr. Ngan was granted options on the Effective Date to purchase up to 90,000 shares of the common stock of the Company (the “Option”) at an exercise price of $5.96, which is equal to the Fair Market Value, as defined in the Company’s 2010 Omnibus Incentive Plan (the “Plan”), on the Effective Date.  A total of 7,500 of the shares covered by the Option will vest on each of the 12 quarterly anniversaries of the Effective Date, subject to Mr. Ngan’s continued employment by the Company under the terms and conditions of the Employment Agreement through the respective quarterly anniversary.  The Option will expire ten years from the Effective Date and vesting of the Option award shall be subject to the terms and conditions as set forth in a Stock Option Agreement.  If Mr. Ngan is terminated for any reason except for death, disability or for Cause, he may exercise the Option only to the extent that the Option would have been exercisable on the termination date and no later than twelve months after the termination date.  If Mr. Ngan’s employment is terminated because of his death or disability, the Option may be exercised only to the extent that such Option would have been exercisable by Mr. Ngan on the termination date and must be exercised by Mr. Ngan no later than twelve months after the termination date. If the employment is terminated for Cause, the Option will terminate immediately.

Pursuant to the Employment Agreement, Mr. Ngan was granted 90,000 restricted shares of common stock of the Company (the "Restricted Stock Award") under the Company’s Plan, on the Effective Date.  A total of 7,500 shares of the Restricted Stock Award will vest on each of the twelve (12) quarterly anniversaries of the Effective Date, subject to Mr. Ngan’s continued employment by the Company under the terms and conditions of the Employment Agreement through the respective quarterly anniversary.  Vesting of the Restricted Stock Award shall be subject to the terms and conditions as set forth in a Restricted Stock Agreement.  The “restricted period” is defined as the period beginning on the Effective Date and ending on the date the restricted shares, or such applicable portion of the restricted shares, are deemed vested under the terms and conditions under the Restricted Stock Agreement.

Further to the Employment Agreement, the Company and Mr. Ngan entered into and indemnification agreement on the Effective Date (the “Indemnification Agreement").  Pursuant to the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Ngan the fullest extent permitted by the laws of the State of Delaware if Mr. Ngan was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Mr. Ngan is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company.

The foregoing summary descriptions of the Employment Agreement, Stock Option Agreement, Restricted Stock Agreement, and Indemnification Agreement are qualified in their entirety by reference to the actual terms of the respective agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Item 7.01  Regulation FD Disclosure.

On March 23, 2011, the Company issued a press release announcing the appointment of Mr. Ngan as Chief Financial Officer of the Company.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Henry H. Ngan dated as of March 18, 2011.
10.2	Stock Option Agreement with Henry H. Ngan dated as of March 18, 2011.
10.3	Restricted Stock Agreement with Henry H. Ngan dated as of March 18, 2011.
10.4	Indemnification Agreement with Henry H. Ngan dated as of March 18, 2011.
99.1	Press release dated as of March 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST DIGITAL NETWORKS, INC.

Date: March 23, 2011
	By:	/s/ Zhong Bo
Name: Zhong Bo
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement with Henry H. Ngan dated as of March 18, 2011.
10.2	Stock Option Agreement with Henry H. Ngan dated as of March 18, 2011.
10.3	Restricted Stock Agreement with Henry H. Ngan dated as of March 18, 2011.
10.4	Indemnification Agreement with Henry H. Ngan dated as of March 18, 2011.
99.1	Press release dated as of March 23, 2011.